As filed with the Securities and Exchange Commission on June 15, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Integrity Applications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0668934
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Integrity Applications, Inc. 19 Ha’Yahalomim St. P.O. Box 12163 Ashdod 7760049, Israel
(Address of Principal Executive Offices)

Integrity Applications, Inc. 2010 Incentive Compensation Plan
(Full title of the plan)
_________________

Avner Gal Chief Executive Officer Integrity Applications, Inc. 19 Ha’Yahalomim St. P.O. Box 12163 Ashdod 7760049, Israel
(Name and address of agent for service)

972 (8) 675-7878
(Telephone number, including area code, of agent for service)

Copies to:
Robert L. Grossman, Esq. Victor F. Semah, Esq. Greenberg Traurig, LLP 333 Avenue of the Americas, Suite 4400 Miami, FL 33131 (305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.001 par value, to be issued under the Integrity Applications, Inc. 2010 Incentive Compensation Plan	470,445	$3.86	$1,815,917.70	$182.86

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.001 par value (the “Common Stock”), of Integrity Applications, Inc. (the “Registrant”) which become issuable under the Integrity Applications, Inc. 2010 Incentive Compensation Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act on the basis of the average of the bid and asked price of a share of Common Stock as reported by the OTCQB on June 10, 2016.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 470,445 shares of common stock, par value $0.001 per share (the “Common Stock”), of Integrity Applications, Inc., a Delaware corporation (the “Registrant”), to be issued pursuant to the Integrity Applications, Inc. 2010 Incentive Compensation Plan (the “Plan”).

Pursuant to General Instruction E to Form S-8, the Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the Plan (File No. 333-207044) is incorporated herein by reference.

I - 1

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.    Exhibits.

See “Exhibit Index” on page II-3 below.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Ashdod, State of Israel on June 15, 2016.

INTEGRITY APPLICATIONS, INC. (Registrant)

By:	/s/ Avner Gal
Name: Avner Gal
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Avner Gal and Eran Hertz his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.  Pursuant to the requirements of the Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Avner Gal	Chairman of the Board and Chief Executive Officer	June 15, 2016
Avner Gal	(Principal Executive Officer)

/s/ Eran Hertz	Chief Financial Officer	June 15, 2016
Eran Hertz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Robert Fischell	Director	June 13, 2016
Dr. Robert Fischell

/s/ David Malka	Director and Executive Vice President	June 15, 2016
David Malka	of Operations

/s/ Leslie Seff	Director	June 14, 2016
Leslie Seff

/s/ Angela Strand	Director	June 13, 2016
Angela Strand

EXHIBIT INDEX

Exhibit Number	Description
4.1
Certificate of Incorporation of Integrity Applications, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-176415), as filed with the SEC on August 22, 2011)

4.2
Certificate of Amendment to Certificate of Incorporation of Integrity Applications, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-176415), as filed with the SEC on August 22, 2011)

4.3
Bylaws of Integrity Applications, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-176415), as filed with the SEC on August 22, 2011)

5.1	Opinion of Greenberg Traurig, LLP
10.1
Integrity Applications, Inc. 2010 Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Commission File No. 333-176415), as filed with the SEC on August 22, 2011)

10.2
Amendment No. 1 to Integrity Applications, Inc. 2010 Incentive Compensation Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, as filed with the SEC on March 23, 2016)

23.1	Consent of Fahn Kanne & Co. Grant Thornton Israel
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (contained on the signature page to this Registration Statement)